                                                                   Exhibit 10.16


                               AMENDMENT No. 1

      THIS AMENDMENT a made as of the eighteenth day of March, 2002, between GENERAL ELECTRIC CAPITAL CORPORATION, together with its successors and assigns, if any, and TXU COMMUNICATIONS VENTURES COMPANY in connection with Schedule Number 001 of that certain Matter Lease Agreement, dated or dated as of February 25, 2002 ("AGREEMENT"). The terms of this Amendment are hereby incorporated into the Agreement as though fully set forth therein. The Agreement is hereby amended as follows:

      Amend the following dates:

      Section B. Financial Terms;
      Subsection 5. Basic Term Commencement Date is April 1, 2002
      Subsection 7. Last Delivery Date is April 1, 2002
      Subsection 17. Interim Rent shall be due on March 31, 2002
      Subsection 18. Basic Term Rent Commencing on April 1, 2002

      Section G. Modifications and Additions for This Schedule Only:

      Under End of Basic Term Options, the Lessee agrees to purchase the Equipment upon expiration of the Basic Term, the date is amended to reflect on or before October 1, 2004.

TERMS USED, BUT NOT OTHERWISE DEFINED HEREIN SHALL HAVE THE MEANINGS GIVEN TO THEM IN THE AGREEMENT EXCEPT AS EXPRESSLY AMENDED HEREBY. THE AGREEMENT SHALL REMAIN IN FULL FORCE AND EFFECT.

      IN WITNESS WHEREOF, the parties hereto have executed this Amendment by signature of their respective authorised representative set forth below.

LESSOR:                                      LESSEE:

GENERAL ELECTRIC CAPITAL CORPORATION         TXU COMMUNICATION VENTURES COMPANY

By: /s/ William S. Anderson                  By: /s/ Leslie Nolen
    --------------------------                   ------------------------------
Name: William Anderson                       Name: Leslie Nolen

Title: Risk Analyst                          Title: Vice President-Finance and
                                                      Administration

                               EQUIPMENT SCHEDULE
                          (Quasi Lease - Floating Rate)
                                SCHEDULE NO. 001
                               DATED THIS 3/18/02
                            TO MASTER LEASE AGREEMENT
                          DATED AS OF FEBRUARY 25, 2002

LESSOR & MAILING ADDRESS:                    LESSEE & MAILING ADDRESS:

GENERAL ELECTRIC CAPITAL CORPORATION         TXU COMMUNICATIONS VENTURES COMPANY
16479 DALLAS PARKWAY #300                    300 DECKER DRIVE
ADDISON, TX 75001-2512                       IRVING, TX 75062

This Schedule is executed pursuant to, and incorporates by reference the terms and conditions of, and capitalized terms not defined herein shall have the meanings assigned to them in, the Master Lease Agreement identified above ("AGREEMENT", said Agreement and this Schedule being collectively referred to as "LEASE"). This Schedule, incorporating by reference the Agreement, constitutes a separate instrument of lease.

A. EQUIPMENT: Subject to the terms and conditions of the Lease, Lessor agrees to lease to Lessee the Equipment described below (the "EQUIPMENT").

NUMBER    CAPITALIZED
OF UNITS  LESSORS COST   MANUFACTURER   SERIAL NUMBERS      YEAR/MODEL AND TYPE OF EQUIPMENT
--------  ------------   ------------   --------------      --------------------------------
 1        $2,238,462.94                                     Furniture, Fixtures, Equipment and
                                                            Leasehold Improvements at TXU
                                                            Communications Ventures Company's
                                                            Headquarters at: 300 Decker Dr.,
                                                            Irving, Texas 75062 per the attached
                                                            Exhibit A.

Equipment immediately listed above is located at: 300 Decker Drive, Irving, Dallas County, TX 75062

B.    FINANCIAL TERMS

1. Advance Rent (if any):               NOT APPLICABLE        6.  Lessee Federal Tax ID No.:         752893917
2. Capitalized Lessor's Cost:           $2,238,462.94         7.  Last Delivery Date:                April 1, 2002
3. Basic Term (No. of Months):          30 Months             8.  Daily Lease Rate Factor:           0.00013041
4. Basic Term Fixed Lease Rate Factor:  0.02037196            9.  Interest Rate:                     4.76% per annum.
5. Basic Term Commencement Date:        April 1, 2002         10. Option Payment:                    $1,073,320.95

11. First Termination Date: TWENTY-FOUR (24) months after the Basic Term Commencement Date.

12. Variable Rent: For each Adjustment Period shall be a monthly amount equal to (a) the Fixed Rent, plus or minus (b) an amount equal to the product of
      (i) the difference in whole basis points (rounded to the next highest basis point) between the Current Index and Base Index, times (ii) the applicable adjustment factor set forth in the attached table, times (iii) a fraction in respect of which the Capitalized Lessor's Cost is the numerator and one million is the denominator.

13. Interest Rate: The annual interest rate for the first three months of the term of this Lease is equal to 4.76% ("INITIAL INTEREST RATE"). Thereafter, the annual interest rate will increase or decrease during each Adjustment Period as the Current Index increases or decreases in relation to the Base Index. During any Adjustment Period the annual interest rate will be equal to the Initial Interest Rate plus or minus the difference, expressed as an annual percentage rate, between the Current Index and the Base Index.

14.   Base Index: 1.74% per annum.

15. Current Index: Except for purposes of Section 19 hereof, a per annum interest rate as stated in the Federal Reserve Statistical Release H.15
      (519) for 1 Month Commercial Paper under the column indicating an average monthly rate. The Current Index shall be the average monthly rate for the second calendar month preceding the calendar month in which the applicable Adjustment Period commences. For purposes of Section 19 hereof, "Current Index" shall be a per annum interest rate as stated in the Federal Reserve Statistical Release H.15 (519) for U.S. Government Securities, Treasury Constant Maturities for a term that most closely approximates the remainder of the Basic Term as of the Payment Date on which the first installment of fixed Rent calculated under Section 19 shall become due. If, for any reason whatsoever, the Current Index is not published, the Current Index, except for purposes of Section 19 hereof, shall instead be equal to the latest commercial paper rate for high grade unsecured notes of 30 days maturity sold through dealers by major corporations in multiples of $1,000, as indicated in the "MONEY RATES" column of the Wall Street Journal, Eastern Edition, published on the first business day of the calendar month preceding the calendar month in which the rental payment being adjusted is due and payable and, for purposes of Section 19 hereof, shall be equal to the simple average of all asked yields for Government Bonds and Notes with scheduled maturities that most closely approximates the remainder of the Basic Term as of the Payment Date on which the first installment of fixed Rent calculated under Section 19 shall become due, as indicated in the "Treasury Bonds, Notes & Bills" column of the Wall Street Journal, Eastern Edition, published on the first business day of the calendar month preceding the calendar month in which the rental payment being adjusted is due and payable.

16. Adjustment Period: Shall mean a monthly period, the first of which shall commence on, and include, the third monthly anniversary of the Basic Term Commencement Date and continue to, but not include, the same date of the next succeeding calendar month. Each subsequent Adjustment Period shall commence on, and include, the date immediately following the expiration of the prior Adjustment Period and continue to, but not include, the same date of the next succeeding calendar month. If Lessee exercises its option pursuant to Section 19 hereof, "Adjustment Period" as used in Section 19 shall also mean the remainder of the Basic Term

17. Interim Rent: For the period from and including the Lease Commencement Date (as defined in the Lease) to but not including the Basic Term Commencement Date ("INTERIM PERIOD"), Lessee shall pay as rent ("INTERIM RENT") for each unit of Equipment, the product of the Daily Lease Rate Factor times the Capitalized Lessor's Cost of such unit times the number of days in the Interim Period. Interim Rent shall be due on March 31, 2002.

18. Basic Term Rent. Commencing on April 1, 2002 and on the same day of each month (each a "Payment Date"), Lessee shall pay as rent (i) Fixed Rent for each of the first three months of the Basic Term; and (ii) Variable Rent for each month thereafter. If an adjustment to any installment of rent is made pursuant to the MISCELLANEOUS Section subsection (f) of the Lease after any installment has been paid, the (i) increase, if any, in respect of such paid installment shall be payable in addition to and (ii) decrease, if any, in respect of such paid installment shall be credited against, in each case, the installment of rent due on the payment date next following the date of notice of the adjustment.

19. Option to Fix Variable Rent. At any time from and after the first Adjustment Period, Lessee may, upon the giving of 30 days written notice to Lessor, elect to fix the monthly Rent for the remainder of the Basic Term, commencing on the first Payment Date following the expiration of the 30 days notice period. The fixed Rent shall be calculated by multiplying the respective basis point increase or decrease (rounded up to the nearest whole number of a basis point. when necessary) between the Current Index and the Base Index for each Adjustment Period times (ii) the applicable adjustment factor set forth in the attached table, times (iii) a fraction in respect of which the Capitalized Lessor's Cost is the numerator and one million is the denominator and the resulting amount shall then be added or subtracted, as the case may be, to the Fixed Rent.

20. Lessee agrees and acknowledges that the Capitalized Lessor's Cost of the Equipment as stated on the Schedule is equal to the fair market value of the Equipment on the date hereof.

21. (a) Lessee may, at its option, elect to finance the Option Payment plus all applicable sales taxes (collectively, the "Amount Financed") with Lessor at the fixed rate per annum simple interest set out below, payable in the number of installments set out below and on the terms set out in subsection (b) below:

      Number of Payments: THIRTY (30) scheduled monthly installments, payable in arrears

      Fixed, per annum simple interest rate: THREE AND 02/100 percent (3.02%) plus an adder equal to a per annum interest rate as stated in the Federal Reserve Statistical Release H.15 (519) for U.S. Government Securities, Treasury Constant Maturities for a 3 year term. If, for any reason whatsoever, Statistical Release H.15 (519) is not published, the adder shall instead be equal to the simple average of all asked yields for Government Bonds and Notes with 3 year scheduled maturities, as indicated in the "Treasury Bonds, Notes & Bills" column of the Wall Street Journal, Eastern Edition, published on the first business day of the calendar month preceding the calendar month in which the first scheduled monthly installment is due and payable.

      (b) If Lessee elects to purchase the Equipment by financing the Option Payment, THE OPTION PAYMENT SHALL BE PAID TO LESSOR, TOGETHER WITH INTEREST THEREON AT THE INTEREST RATE SET FORTH ABOVE IN CONSECUTIVE EQUAL MONTHLY INSTALLMENTS OF PRINCIPAL AND INTEREST, EXCEPT THAT THE FINAL INSTALLMENT SHALL BE EQUAL TO THE TOTAL OUTSTANDING PRINCIPAL AND INTEREST THEN DUE AND UNPAID. The first such installment shall be due exactly one
      (1) month from the date on which the Option Payment is due and payable and such installments shall continue on the same day of each month thereafter. All payments shall be applied first to interest and then to principal. The acceptance by Lessor of any payment which is less than payment in full of all amounts due and owing at such time shall not constitute a waiver of Lessor's right to receive payment in full at such time or at any subsequent time. Interest shall be calculated on the basis of a three hundred sixty (360) day year. Each payment may, at the option of the Payee, be calculated and applied on an assumption that such payment would be made on its due date. It is the intention of the parties hereto to comply with the applicable usury laws. Accordingly, it is agreed that notwithstanding anything to the contrary contained herein, in no event shall any provision contained herein require or permit interest in excess of the maximum amount permitted by applicable law to be paid. If necessary to give effect to these provisions. Lessor will, at its option, in accordance with applicable law, either refund any amount to Lessee to the extent that it was in excess of that allowed by applicable law or credit such excess amount against the then unpaid principal.

      (c) SECURITY AGREEMENT

      In the event Lessee elects to purchase the Equipment by financing the Option Payment, then:

      (i) To secure payment of the Amount Financed and the interest thereon and any penalties, charges or attorneys' fees arising or incurred following default hereunder and to secure any and all other obligations of the Lessee to the Lessor, whether existing on or arising after the date of Lessee's exercise of its Purchase Option, Lessee hereby grants, assigns, transfers, pledges, conveys and mortgages to Lessor all of Lessee's interest in and to the Equipment and all attachments, accessions and additions thereto, substitutions and accessories therefor and replacements and proceeds (including insurance proceeds) thereof (all of which are referred to herein as the "Collateral") including Collateral added or arising after the date hereof. The terms "Lessor" and "Lessee" have been used in this Section ("this Section") for consistency of reference. However, upon exercise of its financing option. Lessee shall be a "debtor" and Lessor a "secured parry" as those terms are used under the Uniform Commercial Code. This Agreement and the Schedule shall continue to be referred to as the "LEASE".

      (ii) All provisions of this Lease shall survive and continue to remain in full force and effect until all indebtedness secured hereby is paid in full except the following Sections of the LEASE: (i) TERM, RENT AND PAYMENT; (ii) RENT ADJUSTMENT; (iii) EARLY TERMINATION, and (iv) PURCHASE OPTION.

      (iii) Except for the security interest granted under this Section, LESSEE WARRANTS THAT THE COLLATERAL WILL REMAIN FREE AND CLEAR OF ALL LIENS AND ENCUMBRANCES OF EVERY KIND, NATURE AND DESCRIPTION AND THAT LESSEE SHALL REMAIN THE SOLE AND LAWFUL OWNER AND IN POSSESSION OF THE COLLATERAL UNTIL ALL OBLIGATIONS OF LESSEE TO LESSOR HEREUNDER HAVE BEEN FULLY PERFORMED. Lessee will warrant and defend the Collateral against all claims by all persons.

      (iv) The STIPULATED LOSS VALUE Section subsection (i) of this Agreement is amended in its entirety to read: "the portion of the principal balance outstanding as of the Payment Date that is attributable to the affected unit based upon the Capitalized Lessor's Cost of such unit relative to the Capitalized Lessor's Cost of all the units of Equipment, plus all interest accrued on such portion as of the Payment Date.

      (v) Upon request of Lessor from time to time, Lessee shall do everything necessary or expedient to preserve and perfect the security interest granted herein and its priority, including without limitation obtaining and delivering to Lessor, if applicable: (A) a certificate of title showing the lien of Lessor with respect to the Collateral and/or (B) landlord and mortgagee waivers satisfactory to Lessor. Lessor is hereby granted power to sign Lessee's name and on behalf of Lessee to execute and file applications for title, transfer of title, financing statements, notices of lien and other documents pertaining to any or all of the Collateral. To the extent allowed by applicable law, Lessee waives all homestead and other property exemption laws. On and after Lessee's exercise of its financing option, Lessor may at any reasonable time examine the books and records of the Lessee and make copies thereof.

      (vi) Lessee acknowledges receipt of a true copy of the Lease, and waives acceptance hereof.

      (vii) If any installment or other amount due under this Section is not paid within ten (10) days after its due date, Lessee agrees to pay a late charge of five cents ($.05) per dollar on, and in addition to, the amount of said installment, but not exceeding the maximum lawful charges. If (A) Lessee fails to make payment of any amount due pursuant to this Section within ten (10) days after the same becomes due and payable; or (B) Lessee is in default under, or fails to perform under any other term or condition contained in the Lease, then the entire principal sum remaining unpaid under this Section, together with all accrued interest thereon and any other sum payable under this Lease, at the election of Lessor, shall immediately become due and payable, with interest thereon at the lesser of eighteen percent (18%) per annum or the highest rate not prohibited by applicable law from the date of such accelerated maturity until paid (both before and after any judgment). Lessee may prepay in full (but not in part) its entire indebtedness under this Section, at any time upon the payment of all amounts due and a prepayment premium equal to one percent (1%) of the original Amount Financed.

     (viii) The provisions of this Section shall survive any termination of the Lease caused by Lessee's exercise of its financing option. Lessor and any assignee of Lessor may assign its rights and interests, in whole or in part, under this Section.

C. INTEREST RATE: Interest shall accrue from the Lease Commencement Date through and including the date of termination of the Lease.

D.    LEASE INTENDED AS A SECURITY; PROPERTY TAX

      Lessee and Lessor agree that this Lease is a lease intended as security. Lessee shall (a) list all Equipment, (b) report all property taxes assessed against the Equipment and (c) pay all such taxes when due directly to the appropriate taxing authority. Upon request of Lessor, Lessee shall promptly provide proof of filing and proof of payment to Lessor.

      Lessor may notify Lessee (and Lessee agrees to follow such notification) regarding any changes in property tax reporting and payment responsibilities.

E.    ARTICLE 2A NOTICE

      IN ACCORDANCE WITH THE REQUIREMENTS OF ARTICLE 2A OF THE UNIFORM COMMERCIAL CODE AS ADOPTED IN THE APPLICABLE STATE, LESSOR HEREBY MAKES THE FOLLOWING DISCLOSURES TO LESSEE PRIOR TO EXECUTION OF THE LEASE, (A) THE PERSON(S) SUPPLYING THE EQUIPMENT IS TXU COMMUNICATIONS VENTURES COMPANY (THE "SUPPLIER(S)"), (B) LESSEE IS ENTITLED TO THE PROMISES AND WARRANTIES, INCLUDING THOSE OF ANY THIRD PARTY, PROVIDED TO THE LESSOR BY SUPPLIER(S), WHICH IS SUPPLYING THE EQUIPMENT IN CONNECTION WITH OR AS PART OF THE CONTRACT BY WHICH LESSOR ACQUIRED THE EQUIPMENT AND (C) WITH RESPECT TO SUCH EQUIPMENT, LESSEE MAY COMMUNICATE WITH SUPPLIER(S) AND RECEIVE AN ACCURATE AND COMPLETE STATEMENT OF SUCH PROMISES AND WARRANTIES, INCLUDING ANY DISCLAIMERS AND LIMITATIONS OF THEM OR OF REMEDIES. TO THE EXTENT PERMITTED BY APPLICABLE LAW, LESSEE HEREBY WAIVES ANY AND ALL RIGHTS AND REMEDIES CONFERRED UPON A LESSEE IN ARTICLE 2A AND ANY RIGHTS NOW OR HEREAFTER CONFERRED BY STATUTE OR OTHERWISE WHICH MAY LIMIT OR MODIFY ANY OF LESSOR'S RIGHTS OR REMEDIES UNDER THE DEFAULT AND REMEDIES SECTION OF THE AGREEMENT.

F.    STIPULATED LOSS AND TERMINATION VALUE TABLE*

         Termination   Stipulated                  Termination    Stipulated
Rental      Value      Loss Value                     Value       Loss Value
Basic    Percentage    Percentage        Rental    Percentage     Percentage
  1       100.963        100.963           31        47.949         47.949
  2        99.359         99.359           32        46.429         46.429
  3        97.749         97.749           33        44.901         44.901
  4        96.131         96.131           34        43.367         43.367
  5        94.506         94.506           35        41.826         41.826
  6        92.875         92.875           36        40.278         40.278
  7        91.235         91.235           37        37.723         37.723
  8        89.589         89.589           38        36.161         36.161
  9        87.935         87.935           39        34.593         34.593
 10        86.274         86.274           40        33.017         33.017
 11        84.606         84.606           41        31.435         31.435
 12        82.930         82.930           42        29.845         29.845
 13        79.246         79.246           43        28.249         28.249
 14        77.556         77.556           44        26.645         26.645
 15        75.858         75.858           45        25.034         25.034
 16        74.152         74.152           46        23.417         23.417
 17        72.439         72.439           47        21.792         21.792
 18        70.718         70.718           48        20.159         20.159
 19        68.989         68.989           49        18.520         18.520
 20        67.253         67.253           50        16.873         16.873
 21        65.509         65.509           51        15.219         15.219
 22        63.758         63.758           52        13.558         13.558
 23        61.999         61.999           53        11.889         11.889
 24        60.231         60.231           54        10.213         10.213
 25        58.457         58.457           55         8.530          8.530
 26        56.674         56.674           56         6.839          6.839
 27        54.883         54.883           57         5.140          5.140
 28        53.085         53.085           58         3.435          3.435
 29        51.278         51.278           59         1.721          1.721
 30        49.463         49.463           60         0.000          0.000

*The Stipulated Loss Value Or Termination Value for any unit of Equipment Shall be the Capitalized Lessor's Cost of such unit multiplied by the appropriate percentage derived from the above table. In the event that the Lease is for any reason extended, then the last percentage figure shown above shall control throughout any such extended term.

G.    MODIFICATIONS AND ADDITIONS FOR THIS SCHEDULE ONLY

For purposes of this Schedule only, the Agreement is amended as follows:

LEASE TERM OPTIONS

            END OF BASIC TERM OPTIONS

      Lessee hereby irrevocably agrees to purchase the Equipment upon the expiration of the Basic Term. Lessee shall pay the Lessor the purchase price of ONE MILLION SEVENTY-THREE THOUSAND THREE HUNDRED TWENTY AND 95/100 dollars ($1,073,320.95) in cash for the Equipment, on or before October 1, 2004.

      THE EQUIPMENT SHALL BE SOLD TO LESSEE AND POSSESSION MADE AVAILABLE TO LESSEE "AS-IS" AND "WHERE-IS"; LESSOR WILL NOT MAKE ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO ANY WARRANTY AS TO FITNESS FOR ANY PARTICULAR OR OTHER PURPOSE, MERCHANTABILITY, OR PATENT INFRINGEMENT, EXCEPT THAT LESSOR SHALL HAVE THE RIGHT TO SELL THE EQUIPMENT AND SHALL TRANSFER TO LESSEE GOOD TITLE FREE AND CLEAR OF ANY SUPERIOR LIEN OR ENCUMBRANCE CREATED BY LESSOR. LESSEE IS LIABLE FOR ANY TAXES PAYABLE AS A RESULT OF THIS SALE.

            MANDATORY PURCHASE

      IN THE EVENT THAT LESSEE TERMINATES EITHER OF ACCOUNT NUMBERS 4130938-001 OR 4139038-002 UNDER THE TERMS OF THE LEASE APPLICABLE TO SUCH ACCOUNT, THEN LESSEE SHALL EXERCISE ITS PURCHASE OPTION UNDER SECTION 18 OF THE LEASE AS OF THE DATE LESSEE TERMINATES SUCH ACCOUNT.

                                                        Initial: /s/      LN

H.    PAYMENT AUTHORIZATION

      You are hereby irrevocably authorized and directed to deliver and apply the proceeds due under this Schedule as follows:

COMPANY NAME                             ADDRESS                AMOUNT
------------                             -------                ------
TXU Communications Ventures Company   300 Decker Dr.         $2,238,462.94
                                      Irving, TX 75062

      This authorization and direction is given pursuant to the same authority authorizing the above-mentioned financing.

PURSUANT TO THE PROVISIONS OF THE LEASE, AS IT RELATES TO THIS SCHEDULE, LESSEE HEREBY CERTIFIES AND WARRANTS THAT (i) ALL EQUIPMENT LISTED ABOVE IS IN GOOD CONDITION AND APPEARANCE, HAS BEEN DELIVERED AND INSTALLED (IF APPLICABLE) AS OF THE DATE STATED ABOVE AND IN WORKING ORDER; (ii) LESSEE HAS INSPECTED THE EQUIPMENT, AND ALL SUCH TESTING AS IT DEEMS NECESSARY HAS BEEN PERFORMED BY LESSEE, SUPPLIER OR THE MANUFACTURER; AND (iii) LESSEE ACCEPTS THE EQUIPMENT FOR ALL PURPOSES OF THE LEASE AND ALL ATTENDANT DOCUMENTS.

LESSEE DOES FURTHER CERTIFY THAT AS OF THE DATE HEREOF (i) LESSEE IS NOT IN DEFAULT UNDER THE LEASE; AND (ii) THE REPRESENTATIONS AND WARRANTIES MADE BY LESSEE PURSUANT TO OR UNDER THE LEASE ARE TRUE AND CORRECT ON THE DATE HEREOF.

      Except as expressly modified hereby, all terms and provisions of the Agreement shall remain in full force and effect. This Schedule is not binding or effective with respect to the Agreement or Equipment until executed on behalf of Lessor and Lessee by authorized representatives of Lessor and Lessee, respectively.

      IN WITNESS WHEREOF, Lessee and Lessor have caused this Schedule to be executed by their duly authorized representatives as of the date first above written.

LESSOR:                                    LESSEE:
GENERAL ELECTRIC CAPITAL CORPORATION       TXU COMMUNICATIONS VENTURES COMPANY

By: /s/ William S. Anderson                By: /s/ Leslie Nolen
   ----------------------------                -------------------------------

Name: WILLIAM S. ANDERSON                  Name: Leslie Nolen

Title:    RISK ANALYST                     Title: Vice President-Finance and
                                                  Administration

                                    Exhibit A
                                       to
                           Equipment Schedule No. 001
                                      dated
                                   3/18, 2002

                                               Invoice
     Vendor                        Invoice #    Date          Amount
     ------                        ---------   ------         ------
HBC Engineering                      94L3878    9/10/01    $      375.00
                                     94L4011    10/8/01    $      175.00

Rytech Construction Services          19353     10/7/01    $       21.00
                                      19391     9/14/01    $      302.33
                                      19409     9/14/01    $       47.50
                                      19439     9/14/01    $       52.50
                                      19465     9/14/01    $       47.50

Alman Electric                        30060     6/4/01     $    6,065.52
                                      30067     6/29/01    $   50,731.14
                                      30072     7/25/01    $  136,815.97
                                      30113     9/4/01     $    2,905.67
                                      30111     9/4/01     $  305,796.33
                                      30121     10/1/01    $   88,371.46

KinKo's                           211700023654  6/15/01    $       51.80
                                  211700023692  6/20/01    $       16.09
                                  211700023741  6/25/01    $    2,052.25

A & E Products Co.                   157333     6/21/01    $      171.25

Don Drive Interiors, Inc.         1027-04-01-1  6/06/01    $   54,735.00
                                  1027-04-01-2  7/3/01     $  203,951.00
                                  1027-04-01-3  8/1/01     $  168,645.00
                                  1027-04-01-4  9/4/01     $  397,882.00
                                  1027-04-01-5  10/04/01   $  179,382.00

Prompt Mechanical, Inc.               3285      6/11/01    $   24,356.25
                                      3333      6/29/01    $   55,347.53
                                      3363      7/12/01    $  117,620.23
                                      3441      8/15/01    $   40,403.61
                                      3392      8/3/01     $  148,423.68
                                      3541      9/25/01    $   75,159.49

The Lauck Group                      010259     3/26/01    $   14,855.16
                                     010301     5/4/01     $    7,456.99
                                     010485     5/25/01    $   18,587.02
                                     010538     6/18/01    $   58,341.13
                                     010609     7/28/01    $   59,090.34

Robert Ehlert                                   6/12/01    $    5,335.14
                                                10/10/01   $   10,347.61

Christopher Smith                     18933     8/3/01     $      655.74

Preston Newton                        19148     8/13/01    $      145.18

Mark Tucker                           17476     6/21/01    $       92.35
                                      18231     7/19/01    $      199.02
                                      18232     7/19/01    $      193.60
                                      18233     7/16/01    $      311.27
                                      19375     8/16/01    $      347.67
                                      19376     8/4/01     $      457.64
                                      19377     8/16/01    $      262.97
                                      20019     9/11/01    $      188.88
                                      20020     9/11/01    $      365.94
                                      20021     9/11/01    $      304.83
                                      20377     9/17/01    $      505.04
                                      20827     10/08/01   $      307.06
                                      20828     10/08/01   $      208.26
                                                           -------------
                                                           $2,238,462.94


                                                            Initial: /s/ LN

1 of 1

                                    ANNEX B
                                       TO
                                SCHEDULE NO. 001
                       DATED THIS 18th DAY OF March, 2002
                     TO MASTER LEASE AGREEMENT DATED AS OF

                                  BILL OF SALE

KNOW ALL MEN BY THESE PRESENTS: TXU Communications Ventures Company ("Seller"), for and in consideration of the sum of One Dollar ($1) and other good and valuable consideration, provided by GENERAL ELECTRIC CAPITAL CORPORATION, FOR ITSELF AND AS AGENT FOR CERTAIN PARTICIPANTS ("Buyer"), with offices at 16479 Dallas Parkway, Suite 300, Addison, Texas 75001, the receipt of which is hereby acknowledged, does hereby sell, assign, transfer, set over and convey to Buyer the equipment (the "Equipment") leased under Schedule No. 001 dated as of March 18, 2002, between Seller and Buyer, executed pursuant to the Master Lease Agreement dated February 25, 2002, between Seller and Buyer, a copy of which is attached hereto and made a part hereof.

Buyer and Seller agree and acknowledge that the sale and conveyance contemplated hereby is solely for the purpose of granting to Buyer a security interest in the Equipment. All Equipment in which an interest is conveyed hereby shall remain in the possession of Seller pursuant to the Lease.

Lessee represents and warrants to Lessor that (i) Lessee will keep the interest conveyed to Lessor in the Equipment hereunder free from all liens and encumbrances whatsoever; (ii) Lessee has the right to execute and deliver this Bill of Sale; (iii) the Equipment has been delivered to Lessee in good order and condition, and conforms to the specifications, requirements and standards applicable thereto; and (iv) the Equipment has been accurately labeled, consistent with the requirements of 40 CFR part 82 Subpart E, with respect to products manufactured with a controlled (ozone-depleting) substance.

Lessee agrees to save and hold harmless Lessor from and against any and all federal, state, municipal and local license fees and taxes of any kind or nature, including, without limiting the generality of the foregoing, any and all excise, personal property, use and sales taxes, and from and against any and all liabilities, obligations, losses, damages, penalties, claims, actions and suits resulting therefrom and imposed upon, incurred by or asserted against Lessor as a consequence of the sale of the Equipment to Lessor.

IN WITNESS WHEREOF, Buyer and Seller have executed this Bill of Sale this 18th day of March, 2002.

BUYER:                                       SELLER:

GENERAL ELECTRIC CAPITAL CORPORATION         TXU Communications Ventures Company

By: /s/ William S. Anderson                  BY:/s/ Leslie Nolen
    ---------------------------------           -----------------------------

Name: WILLIAM S. ANDERSON                    Name: Leslie Nolen

Title: RISK ANALYST                          Title: Vice President-Finance and
                                                    Administration

                                    EXHIBIT I
                               TO SCHEDULE NO. 001
                               DATED THIS 3/18/02
                            TO MASTER LEASE AGREEMENT
                         DATED AS OF FEBRUARY 25, 2002

            floating
              rate
payment    adjustment
number       factor
------     ---------
     1       8.2677
     2       8.1335
     3       7.9989
     4       7.8640
     5       7.7287
     6       7.5775
     7       7.4415
     8       7.3053
     9       7.1530
    10       7.0161

    11       6.8788
    12       6.7255
    13       6.5719
    14       6.4327
    15       6.2932
    16       6.1533
    17       6.0131
    18       5.8578
    19       5.7168
    20       5.5756
    21       5.4192
    22       5.2772

    23       5.1349
    24       4.9774
    25       4.8195
    26       4.6716
    27       4.5232
    28       4.3745
    29       4.2255
    30       4.0658
    31       3.9417
    32       3.8174
    33       3.6824
    34       3.5574

    35       3.4321
    36       3.2963
    37       3.1601
    38       3.0296
    39       2.8988
    40       2.7678
    41       2.6363
    42       2.4986
    43       2.3665
    44       2.2342
    45       2.0955

    46       1.9624

    47       1.8291
    48       1.6894
    49       1.5494
    50       1.4108
    51       1.2718
    52       1.1326
    53       0.9930
    54       0.8513
    55       0.7110
    56       0.5704
    57       0.4277
    58       0.2865

    59       0.1448
    60       0.0011

Rental Adjustment =
      (Basis Point Change in Index) times
      (Floating Rate Adjustment Factor) times
      (Original Equipment Cost) divided by
      1,000,000

Initials: /s/ WSA                                     /s/ LN
         ------------                                 -----------
          Lessor                                      Lessee

                             CERTIFICATE CONCERNING
                       PAYMENT OF PERSONAL PROPERTY TAXES
                       (LESSEE REPORTS PROPERTY AS OWNER)

To: General Electric Capital Corporation

To insure Lessee's compliance with the provisions of the Master Lease Agreement dated as of February 25, 2002 (the "LEASE") by and between the undersigned, as Lessee, and GENERAL ELECTRIC CAPITAL CORPORATION (together with its successors and assigns, if any) as Lessor, with respect to the payment of personal property taxes on the Property described in Section A of Schedule No.001 to the Lease (the "PROPERTY"), Lessee hereby agrees that it will list itself as owner of the equipment and report all equipment under this schedule as owner. Lessee agrees to pay as such personal property tax (or personal property tax equivalent) relating to the equipment to the appropriate taxing jurisdiction on a timely basis until Lessor shall otherwise direct in writing. Lessee agrees to pay and all penalties or interest relating to the reporting of the aforementioned equipment.

If Lessor should receive any tax assessments resulting from the incorrect, late or absent personal property tax reporting or payment by the Lessee, the Lessee agrees to immediately, reimburse Lessor upon receipt of written request for reimbursement for any personal property tax (or personal property tax equivalent) charged to or against the Lessor.

Lessee agrees to submit to Lessor copies of personal property tax returns and reports (with, if requested, any and all work papers) and cancelled checks indicating proof of payment.

LESSEE: TXU COMMUNICATIONS VENTURES COMPANY

By: /s/ Leslie Nolen
   -----------------------------------------------
Title: Vice President - Finance and Administration

Date:  3-1-02